SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 24, 2005

Date of Report

(Date of Earliest Event Reported)

Synovus Financial Corp.

(Exact Name of Registrant as Specified in its Charter)

Georgia (State of Incorporation)	1-10312 (Commission File Number)	58-1134883 (IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901

(Address of principal executive offices) (Zip Code)

(706) 649-2267

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

(a) On March 24, 2005, the Compensation Committee of the Board of Directors of Synovus Financial Corp. (the “Company”) established the 2005 performance goals and target bonus percentages under the Company’s Executive and Incentive Bonus Plans. The Company’s Executive Bonus Plan was approved by the Company’s shareholders in 2001 and filed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the SEC on March 25, 1996. The Company’s Incentive Bonus Plan was filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1 filed with the SEC on December 18, 1990 (File No. 33-38244). James H. Blanchard, Chief Executive Officer of the Company, and Richard E. Anthony, President and Chief Operating Officer of the Company, were selected to participate in the Executive Bonus Plan and the Company’s other executive officers were selected to participate in the Incentive Bonus Plan.

For 2005, the Committee approved a payout matrix for bonuses based on the Company’s attainment of growth in diluted earnings per share goals for the Company’s executive officers. The Committee also established target percentage payouts of 100% for Messrs. Blanchard and Anthony and 70% for the Company’s other executive officers.

(b) On March 24, 2005, the Compensation Committee of the Board of Directors of the Company established the performance goal for 2005 under the performance-based restricted stock award granted to Richard E. Anthony on January 21, 2005 (the “Award”) pursuant to the Synovus Financial Corp. 2002 Long-Term Incentive Plan, which plan was approved by the Company’s shareholders in 2002 and filed as Exhibit 10.4 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001 as filed with the SEC on March 21, 2002. The form of Award was filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K dated January 19, 2005 as filed with the SEC on January 25, 2005. The Committee approved a performance goal for 2005 under the Award based on the Company’s attainment of growth in diluted earnings per share.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Company has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Company”)

Dated: March 28, 2005	By:/s/ Kathleen Moates Senior Deputy General Counsel Kathleen Moates

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